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                                                                Exhibit 3.2 (ah)

                                SECOND AMENDMENT
                        TO THE JOINT VENTURE AGREEMENT OF
                              PINERY JOINT VENTURE

     THIS SECOND AMENDMENT TO THE JOINT VENTURE AGREEMENT OF PINERY JOINT VENTURE (this "Second Amendment") is made and entered into as of the 6th day of September 2005 by and among Ashton Woods USA L.L.C., a Nevada limited liability company ("Ashton USA"), and Ashton Denver Residential L.L.C., a Nevada limited liability company ("Ashton Denver").

                                    RECITALS

     A. Pursuant to the Joint Venture Agreement (the "JV Agreement), dated as of September 29, 1993, by and among Elly Colorado, Inc., Norman Colorado, Inc., Larry Colorado, Inc., Bruce Colorado, Inc., Seymour Colorado, Inc. and Hayden Colorado, Inc. (collectively, the "Colorado Entities"), as amended by the First Amendment to Joint Venture Agreement of Pinery Joint Venture (the "First Amendment" and the JV Agreement as amended by the First Amendment, the "Amended JV Agreement"), dated as of May 31, 1999, by and among Ashton USA and the Colorado Entities, Ashton USA is sole Venturer (as defined in the Amended JV Agreement) in the Pinery Joint Venture (the "Venture").

     B. Ashton USA wishes to admit Ashton Denver as a Venturer in the Venture.

     C. Ashton USA and Ashton Denver wish to amend the Amended JV Agreement in order to admit Ashton Denver as a Venturer and to make certain conforming changes to reflect that the Colorado Entities are no longer Venturers.

     NOW, THEREFORE, for and in consideration of the premises and the respective agreements set forth herein, the parties agree as follows:

     1. Capitalized terms not defined herein shall have the meanings ascribed to them in the Amended JV Agreement.

     2.   Ashton Denver is hereby admitted as a Venturer.

     3. Section 3 of the Amended JV Agreement is deleted in its entirety and replaced with the following:

          "The undivided interest of each Venturer in the Venture (hereinafter referred to as "Proportionate Interest") shall be as follows:

               Ashton USA - 99.999%
               Ashton Denver - 0.001%"

     4. A Venturer's funding obligations pursuant to Section 4 of the Amended JV Agreement shall be equal to such Venturer's Proportionate Interest.
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     5.   Section 5 of the Amended JV Agreement is deleted in its entirety and replaced with the following:

          "Ashton USA shall have the authority to borrow money in the name of and on behalf of the Venture and to cause the Venture to guarantee the indebtedness of another person or entity."

     6. Section 8 of the Amended JV Agreement is deleted in its entirety and replaced with the following:

          "Ashton USA may engage an accounting firm of its choosing to audit the Venture's books and accounts."

     7. Section 14(a) of the Amended JV Agreement is deleted in its entirety and replaced with the following:

          "The management of the Venture shall be vested in Ashton USA."

     8. Section 14(b) of the Amended JV Agreement is deleted in its entirety and replaced with the following:

          "All deeds, transfers, contracts, agreements and other documents required to be executed by or on behalf of the Venture, from time to time, including but not limited to checks and documents to open and/or close checking accounts for the Venture, shall be executed on the Venture's behalf by Ashton USA, as the authorized representative of the Venture."

     9. Section 23 of the Amended JV Agreement is deleted in its entirety and replaced with the following:

          "The Venturers hereby designate Ashton USA as the Venture's "Tax Matters Partner", as defined in the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder."

     10. The address of both of the Venturers for the purposes of giving notices and other written communications pursuant to Section 24 of the Amended JV Agreement is: 1080 Holcomb Bridge Road, Building 200, Suite 350, Roswell, Georgia 30076.

     11. This Agreement may be executed by facsimile or Adobe PDF and in various counterparts that together shall constitute one and the same instrument.

                         SIGNATURES APPEAR ON NEXT PAGE


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     IN WITNESS WHEREOF, the parties have duly executed this Second Amendment as of the date first written above.

                                        ASHTON WOODS HOMES USA L.L.C.


                                        By: /s/ Robert Salomon
                                            ------------------------------------
                                        Name: Robert Salomon
                                        Title: Chief Financial Officer


                                        ASHTON DENVER RESIDENTIAL L.L.C.


                                        By: /s/ Robert Salomon
                                            ------------------------------------
                                        Name: Robert Salomon
                                        Title: Manager


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